CLARCOR INC.                                                        EXHIBIT 12.1
STATEMENT RE COMPUTATION OF RATIOS
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                               Fiscal Years Ended (A)
                                                       ---------------------------------------------------------------------
                                                          2001           2000           1999           1998           1997
                                                       ---------------------------------------------------------------------
Return on Beginning Assets
   Net Earnings                                        $  41,893      $  40,237      $  35,412      $  32,079      $  26,918
   Divided by Beginning Assets                           501,930        472,991        305,766        282,519        267,019
                                                       ---------------------------------------------------------------------
        Equals Return on Beginning Assets                    8.3%           8.5%          11.6%          11.4%          10.1%
                                                       =====================================================================

Return on Beginning Shareholders' Equity
   Net Earnings                                        $  41,893      $  40,237      $  35,412      $  32,079      $  26,918
   Divided by Beginning Shareholders' Equity             242,093        210,718        186,807        171,162        154,681
                                                       ---------------------------------------------------------------------
     Equals Return on Beginning Shareholders' Equity        17.3%          19.1%          19.0%          18.7%          17.4%
                                                       =====================================================================

Dividend Payout to Net Earnings
  Dividends Paid                                       $  11,575      $  11,207      $  10,814      $  10,717      $  10,290
  Divided by Net Earnings                                 41,893         40,237         35,412         32,079         26,918
                                                       ---------------------------------------------------------------------
    Equals Dividend Payout to Net Earnings                  27.6%          27.9%          30.5%          33.4%          38.2%
                                                       =====================================================================

Debt to Capitalization
  Long-Term Debt                                       $ 135,203      $ 141,486      $ 145,981      $  36,419      $  37,656
  Ending Shareholders' Equity                            274,261        242,093        210,718        186,807        171,162
                                                       ---------------------------------------------------------------------
    Equals Capitalization                              $ 409,464      $ 383,579      $ 356,699      $ 223,226      $ 208,818
                                                       ---------------------------------------------------------------------
  Long-Term Debt                                       $ 135,203      $ 141,486      $ 145,981      $  36,419      $  37,656
  Divided by Capitalization                              409,464        383,579        356,699        223,226        208,818
                                                       ---------------------------------------------------------------------
    Equals Debt to Capitalization                           33.0%          36.9%          40.9%          16.3%          18.0%
                                                       =====================================================================

Working Capital
  Current Assets                                       $ 244,350      $ 230,479      $ 227,670      $ 168,173      $ 160,527
  Less Current Liabilities                                94,931         97,826         97,475         61,183         54,237
                                                       ---------------------------------------------------------------------
    Equals Working Capital                             $ 149,419      $ 132,653      $ 130,195      $ 106,990      $ 106,290
                                                       =====================================================================

Current Ratio
  Current Assets                                       $ 244,350      $ 230,479      $ 227,670      $ 168,173      $ 160,527
  Divided by Current Liabilities                          94,931         97,826         97,475         61,183         54,237
                                                       ---------------------------------------------------------------------
    Equals Current Ratio                                     2.6            2.4            2.3            2.7            3.0
                                                       =====================================================================
EBITDA
  Operating Profit                                     $  75,810      $  75,987      $  56,077      $  51,663      $  44,424
  Depreciation & Amortization                             21,850         21,079         15,372         12,380         11,600
  Asset Impairment                                         2,422           --             --             --             --
                                                       ---------------------------------------------------------------------
    Equals EBITDA                                      $ 100,082      $  97,066      $  71,449      $  64,043      $  56,024
                                                       =====================================================================
Free Cash Flow
  Cash Flow From Operations                            $  63,290      $  54,130      $  38,642      $  42,267      $  41,632
  Less Capital Expenditures                               18,204         29,005         21,822         15,825         11,349
  Less Dividends Paid                                     11,575         11,207         10,814         10,717         10,290
                                                       ---------------------------------------------------------------------
    Equals Free Cash Flow                              $  33,511      $  13,918      $   6,006      $  15,725      $  19,993
                                                       =====================================================================


                                                                               Fiscal Years Ended (A)
                                                   --------------------------------------------------------------------------------
                                                       1996         1995          1994          1993           1992           1991
                                                   --------------------------------------------------------------------------------
Return on Beginning Assets
   Net Earnings                                    $  25,945    $  23,500     $  21,416     $  17,277      $  13,619      $  18,980
   Divided by Beginning Assets                       245,697      206,928       191,657       181,660        179,337        164,294
                                                   --------------------------------------------------------------------------------
    Equals Return on Beginning Assets                   10.6%        11.4%         11.2%          9.5%           7.6%          11.6%
                                                   ================================================================================

Return on Beginning Shareholders' Equity
   Net Earnings                                    $  25,945    $  23,500     $  21,416     $  17,277      $  13,619      $  18,980
   Divided by Beginning Shareholders' Equity         138,144      122,801       110,299       105,460        102,000         89,076
                                                   --------------------------------------------------------------------------------
    Equals Return on Beginning Shareholders' Equity     18.8%        19.1%         19.4%         16.4%          13.4%          21.3%
                                                   ================================================================================

Dividend Payout to Net Earnings
  Dividends Paid                                   $   9,512    $   9,330     $   9,201     $   9,036      $   8,958      $   8,165
  Divided by Net Earnings                             25,945       23,500        21,416        17,277         13,619         18,980
                                                   --------------------------------------------------------------------------------
    Equals Dividend Payout to Net Earnings              36.7%        39.7%         43.0%         52.3%          65.8%          43.0%
                                                   ================================================================================

Debt to Capitalization
  Long-Term Debt                                   $  43,449    $  41,860     $  25,090     $  32,650      $  38,534      $  45,406
  Ending Shareholders' Equity                        154,681      138,144       122,801       110,299        105,460        102,000
                                                   --------------------------------------------------------------------------------
    Equals Capitalization                          $ 198,130    $ 180,004     $ 147,891     $ 142,949      $ 143,994      $ 147,406
                                                   --------------------------------------------------------------------------------

  Long-Term Debt                                   $  43,449    $  41,860     $  25,090     $  32,650      $  38,534      $  45,406
  Divided by Capitalization                          198,130      180,004       147,891       142,949        143,994        147,406
                                                   --------------------------------------------------------------------------------
    Equals Debt to Capitalization                       21.9%        23.3%         17.0%         22.8%          26.8%          30.8%
                                                   ================================================================================

Working Capital
  Current Assets                                   $ 140,726    $ 133,286     $ 109,992     $  97,569      $ 105,067      $  87,322
  Less Current Liabilities                            51,297       49,841        43,926        37,647         30,559         25,977
                                                   --------------------------------------------------------------------------------
    Equals Working Capital                         $  89,429    $  83,445     $  66,066     $  59,922      $  74,508      $  61,345
                                                   ================================================================================

Current Ratio
  Current Assets                                   $ 140,726    $ 133,286     $ 109,992     $  97,569      $ 105,067      $  87,322
  Divided by Current Liabilities                      51,297       49,841        43,926        37,647         30,559         25,977
                                                   --------------------------------------------------------------------------------
    Equals Current Ratio                                 2.7          2.7           2.5           2.6            3.4            3.4
                                                   ================================================================================

EBITDA
  Operating Profit                                 $  42,596    $  38,728     $  33,188     $  29,960      $  27,810      $  32,204
  Depreciation & Amortization                         10,704        9,145         8,166         7,227          8,387          7,722
  Asset Impairment                                      --           --            --            --             --             --
                                                   --------------------------------------------------------------------------------
    Equals EBITDA                                  $  53,300    $  47,873     $  41,354     $  37,187      $  36,197      $  39,926
                                                   ================================================================================

Free Cash Flow
  Cash Flow From Operations                        $  26,675    $  21,092     $  25,670     $  20,727      $  23,456      $  19,012
  Less Capital Expenditures                           22,230       14,471        12,119        10,776          8,290         10,804
  Less Dividends Paid                                  9,512        9,330         9,201         9,036          8,958          8,165
                                                   --------------------------------------------------------------------------------
    Equals Free Cash Flow                          $  (5,067)   $  (2,709)    $   4,350     $     915      $   6,208      $      43
                                                   ================================================================================



(A) Calculation of Certain Items Presented in the "11-Year Financial Review" Filed with Form 10-K for Fiscal Year Ended 12/1/2001